Ellsworth, Carlton, Mixell & Waldman, P.C.
                            1105 Berkshire Boulevard
                                    Suite 320
                              Wyomissing, PA 19610
                            Telephone (610) 374-1135
                               Fax (610) 371-9510

                                       December 19, 2001

Board of Directors
National Penn Bancshares, Inc.
Philadelphia and Reading Avenues
Boyertown, PA  19512

     Re: Capital Accumulation Plan

Ladies and Gentlemen:

     You have asked us to provide you with our opinion as to whether the common shares, without par value, of National Penn Bancshares, Inc. (the "Company") which may be issued from time to time pursuant to the National Penn Bancshares, Inc. Capital Accumulation Plan (Amended and Restated Effective January 1, 1997) (Revised 2001) (the "Plan"), when and if such shares are issued pursuant to the Plan, will be duly and validly issued, fully paid and nonassessable.

     In connection with this matter, we, as special counsel to the Company, have reviewed the Business Corporation Law of the Commonwealth of Pennsylvania, the Company's Articles of Incorporation, the Company's Bylaws, the Plan document, and such other documents and authority as we have deemed necessary under the circumstances to render the opinion hereinafter set forth.

     Based upon such review, it is our opinion that the common shares of the Company issuable under the Plan, when and as issued in accordance with the provisions of the Plan document, will, when so issued, be duly and validly issued, fully paid and nonassessable.

     We hereby consent to the use of the name of our firm under Item 5 in Part II of the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement which the Company is filing in connection with the registration of 500,000 common shares of the Company and interests in the Plan.

                                       Very truly yours,

                                       ELLSWORTH, CARLTON, MIXELL
                                         & WALDMAN, P.C.

                                       /s/H. Anderson Ellsworth
                                       ----------------------------------
                                       H. Anderson Ellsworth
                                       Authorized Officer